Contact:	Claudia S. San Pedro
Senior Vice President, Chief
Financial Officer and Treasurer
(405) 225-4846

Sonic DECLARES Regular QUARTERLY DIVIDEND

OKLAHOMA CITY (July 9, 2015) – Sonic Corp. (NASDAQ: SONC), the nation's largest chain of drive-in restaurants, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.09 per share of common stock.  The dividend is payable on August 21, 2015 to shareholders of record as of the close of business on August 12, 2015.

The future declaration of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of the Company's Board of Directors.

About Sonic

SONIC®, America’s Drive-In®, is the nation's largest drive-in restaurant chain serving more than 3 million customers every day. Nearly 90 percent of SONIC’s 3,500 drive-in locations are owned and operated by local business men and women. Over the past 60 years, SONIC has delighted guests with signature menu items, more than 1.3 million drink combinations and friendly service by iconic Carhops. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com or follow us on Facebook and Twitter.

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